SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                   FORM 8-K


                                CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                               January 10, 2002
                ------------------------------------------------
                Date of Report (date of earliest event reported)



                              Adpads Incorporated
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



         Colorado                  0-28373                84-1306598
---------------------------    ---------------   ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


               108 Fortunato Place, Neptune, New Jersey 07753
           -------------------------------------------------------
           Address of Principal Executive Offices         Zip Code



                                (732) 918-8004
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code



















ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

     (a) On January 10, 2002, Adpads Incorporated (the "Registrant"), engaged Amper, Politziner & Mattia as its independent accountants for the fiscal year ended December 31, 2001. Also on January 10, 2002, Wiss & Company, LLP was dismissed as the Registrant's independent accountants.

     (b) Wiss & Company, LLP's reports on the Registrant's financial statements for the fiscal years ended December 31, 2000 and 1999, contained no adverse opinion or disclaimer of opinion nor were they qualified as to audit scope or accounting principles. However, they did include a paragraph concerning uncertainties relating to the Registrant's ability to continue as a going concern.

     (c) The Registrant's audit committee made the decision to engage Amper, Politziner & Mattia.

     (d) In connection with the prior audits for the fiscal years ended December 31, 2000 and 1999, and from December 31, 2000 to January 10, 2002 there have been no disagreements with Wiss & Company, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     (e) The Registrant did not consult with Amper, Politziner & Mattia with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Registrant's financial statements.

     (f) The Registrant has requested that Wiss & Company, LLP review the disclosures contained herein and that firm has been given an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respect in which it does not agree with the statements made by the Registrant herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) EXHIBITS.

         Exhibit 16.     Letter from Wiss & Company, LLP


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     ADPADS INCORPORATED



Dated: January 14, 2002              By:/s/ Mark Spargo
                                        Mark Spargo, President